FILED # C21809-96

Filing fee: Receipt #FYC0-56902 (#75.-)

# CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:

MAR 16 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

SyncTech.Net
Name of Corporation

We the undersigned David H. Hack and
President or Vice President

David H. Hack of SyncTech.Net
Secretary or Assistant Secretary Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 23rd. day of February, 2000, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

Article 1: The Name of the corporation is Info.Spi.Com, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,008,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President
David H. Hack

[signature]
Secretary or Assistant Secretary
David H. Hack

State of Arizona
County of Pima } ss.

On March 13, 2000, personally appeared before me, a Notary Public,

David H. Hack, who acknowledged
Names of Persons Appearing and Signing Document

that they executed the above instrument.

[signature]
Signature of Notary

(NOTARY STAMP OR SEAL)

OFFICIAL SEAL
MARY ESTHER ROSALES
NOTARY PUBLIC - ARIZONA
PIMA COUNTY
My Comm. Expires March 30, 2001